UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8th Street

Azusa, California91702

(Address of principal executive offices, including Zip Code)

(626) 334-3395

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2007, the Compensation Committee of the Board of Directors (the “Board”) of Physicians Formula Holdings, Inc. (the “Company”) approved the grant of stock options to its executive officers (the “Named Executive Officers”) and other employees pursuant to the terms of the Company’s 2006 Equity Incentive Plan.  Each stock option vests in 48 equal monthly installments beginning on March 6, 2007 and has an exercise price equal to $20.75 per share.  All of the stock options granted to Named Executive Officers will become fully vested and exercisable automatically upon a Change in Control (as defined in the 2006 Equity Incentive Plan).  The following table sets forth the number of stock options granted to each of the Named Executive Officers:

Name and Title	Stock Options
Ingrid Jackel, Chief Executive Officer	50,000
Jeff Rogers, President	50,000
Joseph J. Jaeger, Chief Financial Officer	50,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.

/s/ Joseph J. Jaeger
Date: February 12, 2007	Name: Joseph J. Jaeger
Title: Chief Financial Officer